Society Pass Inc (Nasdaq: SOPA) Reports Compelling 4Q 2022 and Full Year 2022 Financial Results;

Recognises 530% Year on Year Revenue Growth for 4Q 2022 from 4Q 2021;

Recognises 984% Year on Year Revenue Growth for Full Year 2022 from Full Year 2021;

Forecasts Path to Profitability in 2023

New York, 23 March 2023 – Society Pass Inc. (Nasdaq: SOPA) (“SoPa”), Southeast Asia (SEA)’s next generation, data-driven, loyalty, fintech and e-commerce ecosystem, today announces unaudited financial results for fourth quarter ended 31 December 2021 and audited financial results for the full year ended 31 December 2022 and a filing of its 2022 Form 10-K with the Securities and Exchange Commission (SEC).

Click Here to view 2022 Form 10-K filing on SEC website .

Summary Points:

•	4Q 2022 revenues grew 530% year on year (from $419,062 in 4Q 2021 to $2,641,137 in 4Q 2022).
•	Full year 2022 revenues grew 984% year on year (from $519,885 in full year 2021 to $5,635,553 in full year 2022).
•	4Q 2022 gross profit grew to $673,969 from -$27,328 in 4Q 2021.
•	Full year 2022 gross profit grew to $966,973 from -$190,798 in full year 2021.
•	4Q 2022 gross margin percentage improved to 25.5% from -6.5% in 4Q 2021.
•	Full year 2022 gross margin percentage improved to 17.2% from -36.7% in full year 2021.
•	Compared to 4Q 2022 revenue growth of 530%, 4Q 2022 cash operating expenses grew only 128% year on year (from $2,072,332 in 4Q 2021 to $4,739,929 in 4Q 2022).
•	Compared to full 2022 revenue growth of 984%, full year 2022 cash operating expenses grew only 324% year on year (from $4,721,048 in full year 2021 to $20,015,750 in full year 2022).
•	With cash on hand of $18.9 million and book value of $20.3 million on 31 December 2022, SoPa is well capitalised for the expected roll out of Society Pass loyalty platform in 2Q 2023 and continuing acquisitions of SEA companies in loyalty, lifestyle, food & beverage delivery, telecommunications, digital media, and travel verticals for the rest of 2023.
•	Since inception, SoPa has onboarded approximately 3.3 million registered consumers and approximately 205,000 registered merchants/brands onto its ever-expanding next generation digital ecosystem and loyalty platform in SEA.
•	SoPa completed a total of seven acquisitions in 2022, including Thoughtful Media Group, a Thailand-based, a social commerce-focused, premium digital video multi-platform network;NusaTrip, a leading Indonesia-based Online Travel Agency;Gorilla Networks, a Singapore-based, web3-enabled mobile blockchain network operator; Pushkart.ph, a popular grocery delivery company in Philippines; Handycart.vn, a leading online restaurant delivery service based in Vietnam; Mangan.ph, a leading local restaurant delivery service in Philippines, and More Media, a Indonesia-based design and branding agency.
•	SoPa now operates six verticals in SEA, namely, loyalty, lifestyle, food and beverage delivery, telecommunications, digital advertising, and travel.
•	SoPa currently operates five SEA countries, namely, Singapore, Vietnam, Indonesia, Philippines and Thailand.
•	SoPa currently employes approximately 250 people throughout SEA countries.

Raynauld Liang, Society Pass Inc Chief Financial Officer, explains, “Our compelling fourth quarter 2022 and full year 2022 financial results validate our acquisitions-focused business plan here in SEA. For 4Q 2022 and full year 2022, we achieved year on year revenue growth of 530% and 984%, respectively. By comparison, for 4Q 2022 and full year 2022, we recognised year on year cash operating expense growth of only 128% and 323%, respectively. In other words, despite growing at breakneck pace in the five largest economies of SEA, our revenues are growing much faster than our expenses. We focused on dramatically improving our gross margins, whilst generating outsized revenue growth in our lifestyle, digital advertising and travel businesses.

For 2023, the company’s management continues to focus on substantially improving our operating margins by driving cost efficiencies across our SoPa ecosystem and increasing revenues in our six verticals via organic growth and acquisitions. As a result, our management team forecasts achieving profitability in 2H 2023, which is a year earlier than our prior forecasts of 2H 2024.”

About Society Pass Inc.

Founded in 2018 as a data-driven loyalty, fintech and e-commerce ecosystem in the fast-growing markets of Vietnam, Indonesia, Philippines, Singapore and Thailand, which account for more than 80% of the SEA population, and with offices located in Angeles, Bangkok, Ho Chi Minh City, Jakarta, Manila, and Singapore, Society Pass Incorporated (Nasdaq: SOPA) is an acquisition-focused holding company operating 6 interconnected verticals (loyalty, digital media, travel, telecoms, lifestyle, and F&B), which seamlessly connects millions of registered consumers and hundreds of thousands of registered merchants/brands across multiple product and service categories throughout SEA.

Society Pass completed an initial public offering and began trading on the Nasdaq under the ticker SOPA in November 2021. SOPA shares were added to the Russell 2000 index in December 2021.

SoPa acquires fast growing e-commerce companies and expands its user base across a robust product and service ecosystem. SoPa integrates these complementary businesses through its signature Society Pass fintech platform and circulation of its universal loyalty points or Society Points, which has entered beta testing and is expected to launch broadly at the beginning of 2023. Society Pass loyalty program members earn and redeem Society Points and receive personalised promotions based on SoPa’s data capabilities and understanding of consumer shopping behaviour. SoPa has amassed more than 3.3 million registered consumers and over 205,000 registered merchants and brands. It has invested 2+ years building proprietary IT architecture to effectively scale and support its consumers, merchants, and acquisitions.

Society Pass leverages technology to tailor a more personalised experience for customers in the purchase journey and to transform the entire retail value chain in SEA. SoPa operates Thoughtful Media Group, a Thailand-based, a social commerce-focused, premium digital video multi-platform network; NusaTrip, a leading Indonesia-based Online Travel Agency; Gorilla Networks, a Singapore-based, web3-enabled mobile blockchain network operator; Leflair.com, Vietnam’s leading lifestyle e-commerce platform; Pushkart.ph, a popular grocery delivery company in Philippines; Handycart.vn, a leading online restaurant delivery service based in Vietnam; and Mangan.ph, a leading local restaurant delivery service in Philippines.

For more information on Society Pass, please visit:

Website at https://www.thesocietypass.com or

LinkedIn at https://www.linkedin.com/company/societypass or

Facebook at https://www.facebook.com/thesocietypass or

Twitter at https://twitter.com/society_pass or

Instagram at https://www.instagram.com/societypass/.

Use of Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. GAAP, this document also contains certain non-GAAP financial measures based on management’s view of performance including cash operating expenses. Management uses such measures internally for planning and forecasting purposes and to measure the performance of the Company. We believe these adjusted financial measures provide useful and meaningful information to us and investors because they enhance investors’ understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods. These adjusted financial measures are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. When preparing these supplemental non-GAAP financial measures we typically exclude certain GAAP items that management does not consider to be normal, recurring non-cash operating expenses

Years ended December 31	2022	2021
Total operating expenses	$(35,123,029)	$(34,021,405)
Amortisation and depreciation	3,307,832	3,210,448
Goodwill Impairment	3,499,881	200,000
Stock-based compensation for services	8,299,566	25,889,909
Cash Operating Expenses	$20,015,750	$4,721,048

Cautionary Note Concerning Forward-Looking Statements

This press release may include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contacts:

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sopa@preciouscomms.com